EXHIBIT 99.5

                            Computational Materials

[Object omitted] Countrywide(R)                    Computational Materials for
Securities Corporation        Countrywide Mortgage Pass-Through Certificates,
A Countrywide Capital Markets Company                          Series 2004-J13
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           Class 2-A-1 Corridor Contract Schedule and Strike Rates
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

                 Notional        Cap Strike Cap Ceiling             Notional      Cap Strike  Cap Ceiling
  Period        Schedule ($)         (%)       (%)       Period    Schedule ($)      (%)         (%)
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
     1         356,290,000.00      6.1020    6.1020         31     150,442,468.19     8.2490    10.0000
     2         346,714,508.86      5.9052   10.0000         32     145,873,090.60     7.9839    10.0000
     3         337,369,841.63      6.5379   10.0000         33     141,413,478.91     8.1426    10.0000
     4         328,250,457.41      5.9052   10.0000         34     137,061,297.70     9.9340    10.0000
     5         319,350,947.89      6.1020   10.0000         35     132,837,645.62     9.6135    10.0000
     6         310,666,107.46      5.9139   10.0000         36     128,714,964.98     9.9380    10.0000
     7         302,191,246.99      6.1110   10.0000         37     124,690,849.71     9.6174    10.0000
     8         293,920,771.65      5.9148   10.0000         38     124,690,849.71     9.6174    10.0000
     9         285,849,834.19      5.9148   10.0000         39     123,018,646.38     9.6165    10.0000
    10         277,973,580.78      6.1120   10.0000
    11         270,287,335.80      5.9139   10.0000
    12         262,786,535.55      6.1110   10.0000
    13         255,466,725.61      5.9139   10.0000
    14         248,323,558.18      5.9139   10.0000
    15         241,352,789.54      6.5475   10.0000
    16         234,550,277.62      5.9139   10.0000
    17         227,911,979.50      6.1120   10.0000
    18         221,433,997.57      5.9226   10.0000
    19         215,112,735.65      6.1200   10.0000
    20         208,944,114.34      5.9235   10.0000
    21         202,924,499.10      6.0213   10.0000
    22         197,050,300.31      7.5560   10.0000
    23         191,349,477.78      7.3123   10.0000
    24         185,785,708.97      7.5590   10.0000
    25         180,355,712.36      7.3152   10.0000
    26         175,056,284.73      7.3152   10.0000
    27         169,884,299.36      8.1021   10.0000
    28         164,836,714.54      7.9732   10.0000
    29         159,921,469.92      8.2400   10.0000
    30         155,124,281.96      7.9819   10.0000
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

Recipients must read the information contained in the attached statement on page 2. Do not use or rely on this information if you have not received or reviewed the statement. If you have not received the statement, call your Countrywide Securities account representative for another copy. The collateral and other information set forth in the Computational Materials supersedes any previously distributed information relating to the securities discussed in this communication and will be superseded by the information set forth in the final prospectus supplement.

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